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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 20, 1998 (except with respect to the financial condition of the Company described in Note 1, and to the Vysis and Key Technology matters described in Note 8, as to which the date is April 30, 1998) included in Oncor, Inc.'s Amendment No. 1 to Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


                                /s/ Arthur Andersen LLP
                               -------------------------------
                                Arthur Andersen LLP



Washington, D.C.
May 26, 1998